                                                                   Exhibit 99.18

                       CERTIFICATE CONFIRMING LOAN AMOUNT,
                        INTEREST RATE AND PAYMENT OF FEES

This Certificate is being provided pursuant to the terms and provisions of that certain Final Commitment letter dated July 29, 1999 (the "Final Commitment") from Reilly Mortgage Group, Inc. ("Lender") to Berkshire Realty Holdings, L.P. ("Berkshire," and collectively with each of its to-be affiliated entities that will own the Premises, "Borrower"). All capitalized but otherwise undefined terms set forth herein shall have the same meaning as set forth in the Final Commitment. Borrower, its general partners, Whitehall Street Real Estate Limited Partnership XI ("Whitehall"), The Berkshire Companies Limited Partnership ("Krupp"), Blackstone Real Estate Partners III L.P., Blackstone Real Estate Partners III FF L.P. and Blackstone Real Estate Holdings III L.P. (collectively, "Blackstone") agree, confirm and/or modify the Final Commitment as follows:

1.    Borrower agrees to accept the Loan on the following terms:
      a. The aggregate Loan Amount for the Pool One Loan is $204,631,000. The aggregate Loan Amount on the Pool Two Loan is $503,713,000.
      b. The Interest Rate on the Pool One Loan shall be charged at a variable rate equal to LIBOR plus 140.5 basis points. For purposes of paragraph 3(c) of the Final Commitment LIBOR on the Rate Lock Date is 5.20875%. The Interest Rate on the Pool Two Loan shall be charged at the annual rate of 7.705% which includes a guaranty fee to Freddie Mac of 44 basis points and a servicing fee of 6.5 basis points. In consideration of the reduction of the Interest Rate on the Pool Two Loan, Borrower agrees to pay to Lender $10,880.201 on the closing date.
      c.    Loan Term: Pool One - 72 months. Pool Two - 84 months.
      d.    Amortization Period: 30 years
      e. Prepayment Premium on Pool Two Loan: Assumed Reinvestment Rate based on the 7.00% U.S. Treasury Securities due 7/06.
2.    Rate Lock Date: August 5, 1999
3.    Rate Lock Fee: 3% of the aggregate Loan Amount for the Pool Two Loans.
4. Outside Closing Date: No later than October 15, 1999, subject to extension as provided in the Final Commitment and in paragraph 7 below.
5. After Lender, Borrower, Whitehall, Blackstone and Krupp have confirmed the quotes and information set forth on this Certificate and Rate Lock has occurred, Borrower, Whitehall, Krupp and Blackstone shall execute this Certificate and return it to Lender by facsimile at (703) 760-4750 within ten (10) minutes after Borrower's receipt of this Certificate. Such executed Certificate shall constitute a binding offer by the Borrower to accept the Loan on the terms set forth herein, which offer shall remain open and subject to acceptance by Lender for a period of thirty (30) minutes after such facsimile acceptance by Borrower is received by Lender. If Lender is able to accept the terms set forth in this Certificate it shall so notify Borrower by telephone and, unless there is a communication problem, by facsimile, within thirty (30) minutes after its receipt of this executed Certificate.
6. In the event that the Interest Rate, terms and conditions set forth herein are agreed to by the Borrower, Whitehall, Krupp and Blackstone and an executed copy of this Certificate is received by Lender, but Lender is unable to confirm the same with the Investor within the aforesaid 30 minute period, Rate Lock shall thereupon terminate. Upon termination of Rate Lock and within the ten (10) business day period referred to in paragraph 3(a)(vi) of the Final Commitment, the parties shall attempt to reach agreement on the Interest Rate, terms and conditions of the Loan, and this Certificate may be reissued as agreed to by the parties pursuant to the procedures set forth in the Final Commitment and this Certificate.
7. Extension Fee: Borrower, Whitehall, Krupp and Blackstone agree that for the purposes of the extension fees described in paragraph 19(a) of the Final Commitment, the following shall apply: If Rate Lock occurs and every Loan (other than Exclusions) is not closed and funded on or before October 15, 1999, the Outside Closing Date shall be extended for three consecutive thirty (30) day periods upon Borrower paying to Lender, an extension fee equal to six thirty-seconds (6/32) of 1% of the Aggregate Loan Amount for Pool Two for each and every thirty (30) day extension of the Outside Closing Date beyond October 15, 1999; provided, however, that in no event shall the funding of the Loan occur after December
      14, 1999 until January 5, 2000, which shall be the final date on which the Loan may fund. In the event that Rate Lock occurs and every Loan (other than Exclusions) is closed, Borrower also agrees to pay upon demand a delivery extension fee equal to six thirty-seconds (6/32) of 1% of the Aggregate Loan Amount for Pool
      Two for each thirty (30) day extension if the PCs have not been delivered to the Investor within twenty-five (25) days after the Outside Closing Date because of Borrower's failure to comply with the Final Commitment. Any extension fee applicable to a period of less than thirty (30) days (i.e., the period commencing on the Outside Closing Date immediately prior to the extension and ending on the date of the actual closing or the PC delivery, as the case may be) will be prorated based upon the length of such extension expressed in the number of weeks (rounding up on any partial week) divided by four (4). To the extent that the extension fees due from the Borrower pursuant to this paragraph 7 are not paid when due, Whitehall, Krupp and Blackstone, jointly and severally, covenant and agree to pay such extension fees to Lender upon demand.

8.    The Lender may terminate the Final Commitment and this Certificate if:

      a. any material adverse change shall occur at any time prior to the closing of the Loan with respect to (i) the Premises as a whole, or
            (ii) the credit of the Borrower taken as a whole and excluding any financing of other properties of Borrower; or

      b. any material part of the Premises as a whole shall have taken in condemnation or other like proceeding, or any such proceeding is pending or threatened at the time of the Loan closing or any material part of the Premises as a whole is damaged and not repaired to the Lender's satisfaction prior to closing.

9. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Krupp, Whitehall and Blackstone in respect of the failure of the Loan to close, or otherwise with respect to the Loan, exceed the liability provided for in that certain letter agreement dated July 29, 1999 among the parties hereto. Any such liability shall be limited as provided in the last paragraph of such letter agreement.

10. This Certificate may be executed in any number of counterparts each of which shall constitute an original and all of which, when taken together, shall constitute a single agreement.

                          BORROWER:

                          BERKSHIRE REALTY HOLDINGS, L.P.

                          By: WXI/BRH Gen-Par LLC, general partner, for Berkshire Realty Holdings, L.P. and individually


                               By: /s/ Adam Brooks
                                   ---------------------------
                                   Name: Adam Brooks
                                   Title: Assistant Vice President


                          By: BRE/Berkshire GP L.L.C., general partner, for Berkshire Realty Holdings, L.P. and individually


                               By: /s/ Chad R. Pike
                                   ---------------------------
                                   Name: Chad R. Pike
                                   Title: Vice President


                          By: Aptco Gen-Par, L.L.C., general partner, for Berkshire Realty Holdings, L.P. and individually


                               By: /s/ David J. Olney
                                   ---------------------------
                                   Name: David J. Olney
                                   Title: President


                          WHITEHALL STREET REAL ESTATE LIMITED
                             PARTNERSHIP XI

                          By:  WH Advisors, L.L.C. XI, its General Partner


                                By: /s/ Steve Feldman
                                    ---------------------------
                                    Name: Steve Feldman
                                    Title:

                          THE BERKSHIRE COMPANIES LIMITED
                              PARTNERSHIP

                          By:  KGP-1 Incorporated, its General Partner


                               By: /s/ David J. Olney
                                   ---------------------------
                                   Name: David J. Olney
                                   Title: Authorized Agent


                          BLACKSTONE REAL ESTATE PARTNERS III L.P.

                          By: Blackstone Real Estate Associates III L.P., its General Partner

                               By:  Blackstone Real Estate Management
                                    Associates III L.P., its General Partner

                                    By:  BREA III L.L.C., its General Partner


                                         By: /s/ Chad R. Pike
                                             ----------------------------
                                             Name: Chad R. Pike
                                             Title: Vice President


                          BLACKSTONE REAL ESTATE PARTNERS III FF L.P.

                          By: Blackstone Real Estate Associates III L.P., its General Partner

                               By:  Blackstone Real Estate Management
                                    Associates III L.P., its General Partner

                                    By:  BREA III L.L.C., its General Partner


                                         By: /s/ Chad R. Pike
                                             ----------------------------
                                             Name: Chad R. Pike
                                             Title: Vice President

                          BLACKSTONE REAL ESTATE HOLDINGS III L.P.

                          By: Blackstone Real Estate Management Associates III L.P., its General Partner

                               By:  BREA III L.L.C., its General Partner


                                    By: /s/ Chad R. Pike
                                        ----------------------------
                                        Name: Chad R. Pike
                                        Title: Vice President


                          LENDER:

                          REILLY MORTGAGE GROUP, INC.


                          By: /s/ Michael Acquilino
                              -----------------------------
                              Name: Michael Acquilino
                              Title: Senior Vice President